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                                                                     EXHIBIT 4.4

THIS OPTION AND THE WARRANTS, SHARES OF COMMON STOCK AND SHARES OF PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS OPTION AND THE WARRANTS AND CONVERSION OF THE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED IN VIOLATION OF ANY APPLICABLE SECURITIES LAWS. THIS OPTION IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 3 HEREOF. THIS LEGEND SHALL BE ENDORSED UPON ANY OPTION ISSUED IN EXCHANGE FOR THIS OPTION AND, UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, ON ANY WARRANTS, SHARES OF COMMON STOCK OR SHARES OF PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS OPTION AND THE WARRANTS OR UPON CONVERSION OF THE PREFERRED STOCK.


                     OPTION TO PURCHASE UNITS CONSISTING OF
                          WARRANTS AND PREFERRED STOCK

                                       OF

                             OMNICOMM SYSTEMS, INC.


         This is to certify that, FOR VALUE RECEIVED, Commonwealth Associates, L.P. or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Option, from Omnicomm Systems, Inc., a Delaware corporation (the "Company"), 0.75 Units, each Unit consisting of (a) 10,000 fully paid, validly issued and non-assessable shares (the "Preferred Shares") of Series B Convertible Preferred Stock of the Company ("Preferred Stock"), each share of Preferred Stock convertible into 40 shares of common stock, par value $.01 per share (the "Common Stock") and (b) 5-year warrants (the "Warrants") to purchase 400,000 shares of Common Stock at an exercise price of $.25 per share of Common Stock, at an exercise price of $100,000 per Unit (the "Exercise Price"). The number of Preferred Shares, the conversion rate of the Preferred Stock and the number of shares of Common Stock issuable upon exercise and the exercise price of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in Section 5 hereof.

         This Option is exercisable at any time or from time to time during the five year period commencing on the date hereof and terminating at 5:00 p.m. New York City time on August 31, 2006 (the "Exercise Period"). The aggregate number shares of Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Stock deliverable upon exercise of this Option, as adjusted from time to time, are hereinafter sometimes referred to as "Underlying Shares." This Option was originally issued pursuant to an Agency Agreement (the "Agency Agreement") dated August 31, 2001 between the Company and Commonwealth Associates, L.P. ("Commonwealth"), for nominal consideration.

         The shares of Preferred Stock issuable upon exercise of this Option are to be authorized and issued pursuant to the provisions of a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the "Certificate of Designation") filed with the Secretary of State of the State of Delaware on August 31, 2001. The Warrants issuable upon exercise of this Option are to be authorized and issued pursuant to that certain Warrant Agreement, dated August 31, 2001, between the Company and Commonwealth (the "Warrant Agreement").

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         (1) EXERCISE OF OPTION.

                  (a) The rights represented by this Option may be exercised at any time during the Exercise Period, in whole or in part, by (i) the surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the exercise price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this Section 1, and the person or persons in whose name or names the certificates for the Preferred Shares and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Preferred Shares and Warrants at that time and date. The certificates for the Preferred Shares and Warrants so purchased shall be delivered to the Holder as soon as practicable but not later than seven (7) days after the rights represented by this Option shall have been so exercised. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the Units purchasable thereunder.

                  (b) At any time during the Exercise Period, the Holder may, at its option, exchange this Option, in whole or in part (an "Option Exchange"), into the number of Units determined in accordance with this Section (b), by surrendering this Option at the principal office of the Company or at the office of its stock transfer agent, if any, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Units subject to the Option Exchange and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Preferred Shares and Warrants issuable upon such Option Exchange and, if applicable, a new Option of like tenor evidencing the balance of the Units remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Units (rounded to the next highest integer) equal to (x) the number of Units specified by the Holder in its Notice of Exchange up to the maximum number of Units subject to this Option (the "Total Number") less (y) the number of Units equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value of a Unit. "Fair Market Value of a Unit" shall by the sum of the current market value of the Underlying Shares represented by such Unit (as adjusted in accordance with Section 5 hereof) less the exercise price associated with the exercise of the Warrants which are part of such Unit. The current market value of the Underlying Shares of Common Stock shall be determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System ("NMS"), the current market value shall be the average of the last reported sale price on such exchange or system for the 10 trading days prior to the Exchange Date; provided that if no sale is made on a day within such period or no closing sale price is quoted, that day's market value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

                  (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the average of the closing bid and asked prices for the 10 trading days prior to the Exchange Date on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the NASD Electronic Bulletin Board for the 10 trading days prior to the Exchange Date; or

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                  (iii) If the Common Stock is not so listed or admitted to
                  unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in a reasonable manner by the Board of Directors of the Company.

         (2) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Preferred Stock and the number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Option in full and the exercise in full of the Warrants and conversion of all the shares of Preferred Stock issuable upon exercise of this Option.

         (3) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF OPTION. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Preferred Stock and Warrants purchasable hereunder. This Option may be assigned or transferred only to a direct or indirect affiliate of Commonwealth or an employee of or consultant to Commonwealth (a "Permitted Transferee"). Upon surrender of this Option to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Option in the name of the Permitted Transferee named in such instrument of assignment and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (4) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Option and are not enforceable against the Company except to the extent set forth herein.

         (5) ANTI-DILUTION PROVISIONS.

                  (a) Upon exercise of this Option, the terms of the shares of Preferred Stock and Warrants issuable hereunder shall be adjusted to give effect to any anti-dilution adjustments which would have been made pursuant to Section 7 of the Certificate of Designation or Section 8 of the Warrant Agreement, as the case may be, if such shares of Preferred Stock and Warrants had been issued on the date hereof it being the intent of the parties that the shares of Preferred Stock and Warrants issuable upon exercise of this Option shall be convertible into or exercisable for the number of shares of Common Stock or such other securities, and at an exercise price, as the holder hereof would have received had this Option been exercised and the Preferred Stock and Warrants been issued on the date hereof.

                  (b) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Preferred Stock in shares of Preferred Stock, (ii) subdivide or reclassify its outstanding shares of Preferred Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Preferred Stock into a smaller number of shares, (iv) effect any other reclassification, capital reorganization or change of outstanding shares of Preferred Stock, (v) consolidate or merge the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Preferred Stock) or (vi) sell, lease or convey to another corporation all or substantially all of the property of the Company (collectively, a "Transaction"), the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that upon exercise of this Option the Holder shall receive the kind and amount of securities and property which would have been received by such Holder had this Option been exercised, and, if applicable, the Preferred Stock converted and the Warrants exercised, immediately prior to such Transaction and the Holder received the benefits conferred on the holders of such securities and property as a result of such Transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option.

                  (c) If any event or condition occurs as to which other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of Options and the Preferred Stock and Warrants issuable hereunder in accordance with the essential intent and principles of such provisions, or which might materially and adversely affect the exercise or purchase rights of the Holder hereunder, then the Company shall make an adjustment in the application of such provisions, or if necessary the applicable provisions of the Preferred Stock and Warrants, so as to preserve without dilution the rights of the Holder. In no event shall any adjustment under this paragraph 5 have the effect of increasing the Exercise Price of this Option.

         (6) NOTICES.

                  (a) Whenever this Option shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjustments determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

                  (b) So long as this Option shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Preferred Stock or Common Stock or (ii) if the Company shall offer to the holders of Preferred Stock or Common Stock for subscription or purchase by them any share of any class or any other rights, (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (iv) if the Company is required to notify the holders of Preferred Stock pursuant to the terms of the Certificate of Designation or the holders of warrants pursuant to the terms of the Warrant Agreement or for any reason determines to notify the holders of Preferred Stock or such warrants, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, in the case of (i), (ii) or (iii) above, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Preferred Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up or in the case of (iv) on the date such notice is sent to the holders of Preferred Stock or warrants.

         (7) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Company agrees to register the Underlying Shares for resale under the Securities Act of 1933, as amended (the "Act") on the terms and subject to the conditions set forth in Annex A to the Subscription Agreement between the Company and each of the investors in the offering contemplated by the Agency Agreement, it being the intent of the parties that the holder of this Option shall have all the rights of a holder of Securities under Annex A to the Subscription Agreement and that the Underlying Shares shall be treated as "Conversion Shares" and "Warrant Shares" under Annex A to the Subscription Agreement.

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         (8) GOVERNING LAW. This Option shall be governed by and in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                                             OMNICOMM SYSTEMS, INC.


                                             By:
                                                -------------------------------
Dated:               , 2001                     Name:
     ----------------                           Title:

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                                  PURCHASE FORM


                                                          Dated ________________


         The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing _______ Units and hereby

         [ ] makes payment of $_______ in payment of the actual exercise price thereof

          or

         [ ]  elects to effect an Option Exchange in accordance with
              Section 1(b) on _______ [DATE].


                     INSTRUCTIONS FOR REGISTRATION OF UNITS

Name
    -------------------------------------
(Please typewrite or print in block letters)

Address
        ---------------------------------

Signature
         --------------------------------

                                 ASSIGNMENT FORM

    FOR VALUE RECEIVED, _____________ hereby sells, assigns and transfers unto


Name
    -------------------------------------
(Please typewrite or print in block letters)

Address
        ---------------------------------

the right to purchase Preferred Stock and Warrants represented by this Option to the extent of _____Units as to which such right is exercisable and does hereby irrevocably constitute and appoint ______ as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date
    -------------------------------------

Signature
        ---------------------------------